Exhibit 99.1

Selected Financial Data

     The following sets forth selected financial and operating data for the Consolidated Operating Partnership on a historical basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K. The historical statements of operations for the years ended December 31, 2003, 2002 and 2001 include the results of operations of the Consolidated Operating Partnership as derived from the Consolidated Operating Partnership’s audited financial statements. The historical statements of operations for the years ended December 31, 2000 and 1999 include the results of operations of the Consolidated Operating Partnership as derived from the Consolidated Operating Partnership’s audited financial statements except that the results of operations of properties that were sold subsequent to December 31, 2001 that were not classified as held for sale at December 31, 2001 and the results of operations of properties that were classified as held for sale subsequent to December 31, 2001 are presented in discontinued operations if such properties met both of the following criteria: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Consolidated Operating Partnership as a result of the disposition and (b) the Consolidated Operating Partnership will not have any significant involvement in the operations of the property after the disposal transaction. The historical balance sheet data and other data as of December 31, 2003, 2002, 2001, 2000 and 1999 include the balances of the Consolidated Operating Partnership as derived from the Consolidated Operating Partnership’s audited financial statements.

	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	12/31/03	12/31/02	12/31/01	12/31/00	12/31/99
	(In thousands, except per share and property data)
Statement of Operations Data:
Total Revenues	$268,383	$250,842	$260,898	$267,838	$271,229
Interest Income	1,698	121	265	1,970	1,030
Property Expenses	(90,665)	(81,408)	(78,777)	(80,306)	(74,493)
General and Administrative Expense	(25,607)	(19,230)	(17,990)	(16,971)	(12,961)
Interest Expense	(95,198)	(87,439)	(78,841)	(80,885)	(76,799)
Amortization of Deferred Financing Costs	(1,761)	(1,858)	(1,742)	(1,683)	(1,295)
Depreciation and Other Amortization	(67,870)	(55,305)	(51,067)	(47,060)	(49,902)
Loss from Early Retirement of Debt (b)	—	(888)	(10,309)	—	—
Valuation Provision on Real Estate (a)	—	—	(6,490)	(2,169)	—
Equity in Income of Other Real Estate Partnerships	43,332	53,038	47,949	33,049	45,714
Equity in Income (Loss) of Joint Ventures	539	463	(791)	571	302

Income from Continuing Operations	32,851	58,336	63,105	74,354	102,825
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $74,428 and $33,439 for the Year Ended December 31, 2003 and 2002) (c)	88,844	61,673	31,916	30,046	23,248
Gain on Sale of Real Estate	9,361	16,409	42,942	25,416	11,904

Net Income	131,056	136,418	137,963	129,816	137,977
Redemption of Series B Preferred Units	—	(3,707)	—	—	—
Preferred Unit Distributions	(20,176)	(23,432)	(28,924)	(28,924)	(28,924)

Net Income Available to Unitholders	$110,880	$109,279	$109,039	$100,892	$109,053

Income from Continuing Operations Available to Unitholders Per Weighted Average Unit Share Outstanding:
Basic	$0.49	$1.04	$1.68	$1.56	$1.90

Diluted	$0.48	$1.03	$1.67	$1.55	$1.90

Net Income Available to Unitholders Per Weighted Average Unit Outstanding:
Basic (e)	$2.45	$2.38	$2.37	$2.22	$2.42

Diluted (e)	$2.44	$2.37	$2.36	$2.21	$2.41

Distributions Per Unit	$2.7400	$2.7250	$2.6525	$2.5175	$2.4200

Weighted Average Number of Units Outstanding:
Basic (e)	45,322	45,841	45,949	45,422	45,084

Diluted (e)	45,443	46,079	46,258	45,714	45,186

Net Income	$131,056	$136,418	$137,963	$129,816	$137,977
Other Comprehensive Income (Loss):
Cumulative Transition Adjustment	—	—	(14,920)	—	—
Settlement of Interest Rate Protection Agreements	—	1,772	(191)	—	—
Mark-to-Market of Interest Rate Protection Agreements	—	—	—	—	—
and Interest Rate Swap Agreements	251	(126)	(231)	—	—
Write-off of Unamortized Interest Rate Protection Agreements Due to Early Retirement of Debt	—	—	2,156	—	—
Amortization of Interest Rate Protection Agreements	198	176	805	—	—

Comprehensive Income	$131,505	$138,240	$125,582	$129,816	$137,977

	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	12/31/03	12/31/02	12/31/01	12/31/00	12/31/99
	(In thousands, except per share and property data)
Balance Sheet Data (End of Peroid):
Real Estate, Before Accumulated Depreciation	$2,354,791	$2,316,970	$2,311,883	$2,020,552	$2,131,434
Real Estate, After Accumulated Depreciation	2,059,103	2,055,595	2,082,590	1,838,072	1,952,141
Real Estate Held for Sale, Net	—	7,040	28,702	190,379	—
Investment in and Advances to Other Real Estate Partnerships	374,906	377,776	378,350	381,231	380,774
Total Assets	2,633,262	2,585,805	2,580,652	2,539,407	2,443,987
Mortgage Loans Payable, Net, Unsecured Lines of Credit and Senoir Unsecured Debt, Net	1,451,269	1,402,069	1,277,722	1,180,023	1,105,747
Total Liabilities	1,570,195	1,525,587	1,400,727	1,329,576	1,228,637
Partners’ Capital	1,063,067	1,060,218	1,179,925	1,209,831	,215,350
Other Data:
Cash Flow From Operating Activities	$87,670	$137,212	$145,943	$151,889	$183,533
Cash Flow From Investing Activities	21,711	12,248	(80,193)	(85,152)	(15,798)
Cash Flow From Financing Activities	(109,381)	(149,460)	(69,394)	(63,115)	(181,659)
Total Properties (d)	729	798	812	865	868
Total GLA, in Square Feet (d)	48,527,601	49,867,755	52,214,832	55,615,111	54,788,585
Occupancy Percentage (d)	90%	89%	91%	95%	96%

(a)	Represents a valuation provision on real estate relating to certain properties located in Columbus, Ohio, Des Moines, Iowa and Grand Rapids, Michigan.

(b)	On January 1, 2003, the Company adopted the Financial Accounting Standards Board’s Statement of Financial Accounting Standard’s No.145. “Rescission of FASB Statements No.4,44 and 64, Amendment of FASB Statement No.13, and Technical Corrections” (“FAS 145”). FAS 145 rescinds FAS 4, FAS 44 and FAS 64 and amends FAS 13 to modify the accounting for sales-leaseback transactions. FAS 4 required the classification of gains and losses resulting from the extinguishment of debt to be classified as extraordinary items. Pursuant to the adoption of FAS 145, the Company reclassified amounts shown as extraordinary for the year ended December 31, 2002 and 2001 to continuing operations. In 2002, the Consolidated Operating Partnership paid off and retired certain senior unsecured debt. The Consolidated Operating Partnership recorded a loss from the early retirement of debt of approximately $.9 million which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of pro rata unamortized deferred financing costs and legal costs. In 2001, the Consolidated Operating Partnership, paid off and retired certain mortgage loans and certain senior unsecured debt. The Consolidated Operating Partnership recorded a loss from the early retirement of debt of approximately $10.3 million, which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of unamortized deferred financing costs, the write-off of the unamortized portion of an interest rate protection agreement which was used to fix the interest rate on the senior unsecured debt prior to issuance, the settlement of an interest rate protection agreement used to fix the retirement price of the senior unsecured debt, prepayment fees, legal costs and other expenses.

(c)	On January 1, 2002, the Consolidated Operating Partnership adopted the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property sold subsequent to December 31, 2001 that were not classified as held for sale at December 31, 2001 as well as the results of operations from properties that were classified as held for sale subsequent to December 31, 2001 be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Consolidated Operating Partnership as a result of the disposal transaction and (b) the Consolidated Operating Partnership will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations. In compliance with FAS 144, the Consolidated Operating Partnership has reported the results of operations and gains/(losses) on the sale of industrial properties sold and the results of operations from properties that are classified as held for sale at March 31, 2004 as income from discontinued operations for each period presented in its quarterly report filed on Form 10-Q for the first quarter ended March 31, 2004.

(d)	As of end of period and excludes properties under development.

(e)	In accordance with FASB’s Statement of Financial Accounting Standards No. 128, “Earnings Per Share”, the basic weighted average units outstanding for 2002, 2001, 2000 and 1999 have been adjusted to exclude restricted stock issued that has not vested. The diluted weighted average units outstanding for 2002, 2001 2000 and 1999 have been adjusted to exclude restricted stock issued that has not vested except for the impact of the dilution related to restricted stock outstanding. Due to these adjustments, basic and diluted earnings per unit available to unitholders for the years ended December 31, 2002, 2001, and 2000 exceeds the basic and diluted earnings per unit available to unitholders reported in 2002’s Form 10-K by $.01 per unit, $.02 per unit, and $.02 per unit, respectively and $.01 per unit, for basic earnings per unit available to unitholders for the year ended December 31, 1999.

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